Exhibit 16.1

May 16, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549-7561

Re:                          Differential Brands Group Inc.

Commission File Number: 000-18926

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Differential Brands Group Inc. dated May 16, 2016, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ CITRIN COOPERMAN & COMPANY, LLP